                                                                       EXHIBIT 8

                                SIDLEY & AUSTIN
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

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
   DALLAS                   ONE FIRST NATIONAL PLAZA                WASHINGTON, D.C.
   ______                    CHICAGO, ILLINOIS 60603                     ______
 LOS ANGELES                 TELEPHONE 312 853 7000                      LONDON
   ______                    FACSIMILE 312 853 7036                      ______
  NEW YORK                                                              SINGAPORE
                                   FOUNDED 1866                          ______
                                                                          TOKYO


WRITER'S DIRECT NUMBER                                           WRITER'S E-MAIL ADDRESS
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                                 April 7, 1999


Tribune Company
435 North Michigan Avenue
Chicago, Illinois  60611

          Re:  Tribune Company
               Exchangeable Subordinated Debentures Due 2029
               ---------------------------------------------

Ladies and Gentlemen:

          We have acted as counsel for Tribune Company, a Delaware corporation (the "Company"), in connection with the proposed issuance and sale of the Company's Exchangeable Subordinated Debentures due 2029 (the "PHONES"). We hereby confirm the opinion (the "Opinion") set forth under the captain "Certain United States Federal Income Tax Considerations" in the prospectus supplement (the "Prospectus Supplement") dated April 7, 1999 and filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act"), in connection with the registration statement (the "Registration Statement") on Form S-3 (Registration No. 333-74961), filed by the Company with the Securities and Exchange Commission on March 24, 1999. Capitalized terms used herein but not defined have the same meanings as provided in the Prospectus Supplement.

          In rendering the Opinion, we have relied upon, among other things, facts furnished to us by the Company and contained in the Prospectus Supplement, and have assumed that the transaction contemplated by the Prospectus Supplement will be consummated in accordance therewith.

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SIDLEY & AUSTIN                                                       CHICAGO

Tribune Company
April 7, 1999
Page 2


          We hereby consent to the use of our name under the caption "Certain United States Federal Income Tax Considerations" in the Prospectus Supplement, which is part of the Registration Statement. The issuance of such a consent does not concede that we are an "Expert" for the purposes of the Securities Act.

                                    Very truly yours,

                                    /s/ Sidley & Austin